Exhibit 99.2

Respiratory Adverse Events

Expert Panel Assessment vs. Bernard Criteria vs. Adverse Events (as coded)

I. Expert Panel Assessment	Event Frequency			Mortality Rates
	Test	Ref
	(N=318)	(N=327)	p-Value	Test	Ref	p-Value
Acute Lung Injury (ALI)	7 (2.2%)	11 (3.4%)	0.48	0/7 (0%)	6/11 (55%)	0.04

Acute Respiratory Distress	12 (3.8%)	5 (1.5%)	0.09	9/12 (75%)	5/5 (100%)	0.52
Syndrome (ARDS)

Combined ALI/ARDS	19 (6.0%)	16 (4.9%)	0.60	9/19 (47%)	11/16 (69%)	0.31

II. Bernard Criteria
Assessment*	Event Frequency
	Test	Ref
	(N=318)	(N=327)	p-Value
Acute Lung Injury (ALI)	8 (2.5%)	10 (3.1%)	0.81

Acute Respiratory Distress	11 (3.5%)	5 (1.5%)	0.13
Syndrome (ARDS)

Combined ALI/ARDS	19 (6.0%)	15 (4.6%)	0.48

III. Adverse Events (as coded)	Event Frequency
	Test	Ref
	(N=78)	(N=70)	p-Value
Combined ALI/ARDS	10† (12.8%)	1 (1.4%)	0.01

Excludes patients with ALI or ARDS at baseline

† Includes 1 patient with ALI verbatim

*Bernard GR, Artigas A, Brigham, KL, et al.  The American-European Consensus Conference on ARDS.
Am J Respir Crit Care Med Vol 149 pp 818-824, 1994